                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

     This agreement ("Agreement") is made as of December 22, 2000, by and between internet.com Corporation, a Delaware corporation ("Purchaser"), with a principal place of business at 23 Old Kings Highway South, Darien, Connecticut 06820, and EarthWeb Inc., a Delaware corporation (the "Seller"), with a principal place of business at 3 Park Avenue, New York, NY 10016, pursuant to the following terms and conditions.

     WHEREAS, the Seller now owns and wishes to sell its Internet Web sites set forth on Exhibit A (collectively the "Web Sites"), all of the related Internet
         ---------
Web Site pages, and all content, domain names, subscriber lists and other assets that currently make up the Web Sites (the Web Sites and all other items, collectively the "Pages") to Purchaser on the terms set forth herein below; and

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and such other good and valuable consideration, Purchaser and the Seller hereby agree as follows:

1.  Grant.
    -----

     (a) Purchaser hereby agrees to purchase and the Seller hereby agrees to sell any and all of the Seller's rights, title and interest in and to all content; text; graphics; images; audio; video; databases; HTML; DHTML and SHTML files; XML; WAP; cgi and other scripts, all programming code (source and object), subscriber databases; archives; server and traffic logs; e-mail, newsletter subscriber lists; opt-in e-mail rental lists; postal and print name lists; customer and advertiser lists; work-in-process; goodwill; copyrights; copyright applications; trademarks and servicemarks including all goodwill and common law rights (including but not limited to those listed on Exhibit B (the
                                                                ---------
"Trademarks and Servicemarks")); trademark and servicemark applications (as listed on Exhibit B); names (including EarthWeb, and all derivations thereof);
          ---------
design; trade dress; logos; graphics; Web Sites and domain names (as listed on

Exhibit B (the "Domain Names")); architecture; intellectual property; property
---------
rights; pages; advertising space reservation and advertising insertion orders; commerce and other contracts (as listed in Exhibit C); any deposits, other
                                           ---------
advance payments or accounts receivable related to any advertising contracts or insertion orders with unfulfilled obligations, orders, or other items assumed by Purchaser (as listed in Exhibit C) or fulfilled by Purchaser after the date of
                        ---------
this Agreement; and all business, accounting, legal and technical records directly related to the Pages (including but not limited to all current and, to the extent available, past insertion orders, all advertising trafficking databases and records, demographic and other survey information, sales and marketing materials including media kits, brochures and advertisements and all related artwork, all promotional materials (t-shirts, mousepads, etc.), date of hire, performance review, salary review, I-9 and Visa information with respect to the Employees (as defined below) who accept employment with Purchaser (it being understood that no other personnel records shall be considered Assets for purposes of this Agreement), phone and e-mail lists with respect to Employees who accept employment with Purchaser, trademark records and files, copyright records, litigation and contract files and server logs); computer workstations including monitors, keyboard, mouse and modem, and other portable office furniture, equipment, fax machines and network printers currently used by the Employees (or substantially similar workstations, furniture, equipment, fax machines and network printers) and other furniture and equipment generally available on the 32nd floor to be mutually agreed by the parties hereto, all of the foregoing with respect to the Pages (the Pages and all of the previous items, hereafter collectively referred to as the "Assets"); provided, however,
                                                            --------  -------
that the Assets shall not include the assets and properties set forth on Exhibit
                                                                         -------
D (the "Excluded Assets").
-

     (b) The closing of the purchase and sale of the Assets under Section 1(a) hereof (the "Closing") shall be held of the office of White & Case LLP, 1155 Avenue of the Americas, New York, NY, 10036 at 4:00 P.M. on December 26, 2000 or at such other place and/or date as the parties hereto shall designate in writing. Such date is hereafter referred to as the "Closing Date".

     (c) The Seller will do all things that are deemed necessary by Purchaser, in its reasonable discretion, for the valid transfer of the Assets including, without limitation, cooperate in the transfer of the Pages to Purchaser's server host facility and server logs, transfer of the Domain Names to Purchaser in the Internic Whois database, delivery to Purchaser of the electronic DNS zone file for the Domain Names to sysadmin@internet.com, placement of the internet.com logo, toolbar and footers on the Pages pursuant to the specifications of Purchaser and delivery of written documentation regarding the operation of the Pages in a form reasonably acceptable to Purchaser. The Assets will be delivered to Purchaser in such electronic or other format as Purchaser shall reasonably request. Seller shall complete the InterNIC Registrant Name Change Agreement form, currently located at http://www.networksolutions.com/makechanges/rnca/agreement.html, and the trademark assignment form, attached as Exhibit E, for each Domain Name and
                                       ---------
trademark listed on Exhibit B, or such other forms and do all other things
                    ---------
deemed necessary by Purchaser to transfer the Domain Names to Purchaser and the Pages to Purchaser's servers. The Pages shall reside solely on Purchaser's servers, and their distribution and mirroring shall be maintained solely by Purchaser.

     (d) The Seller acknowledges that Purchaser is not purchasing or assuming any liabilities, obligations or indebtedness of the Seller, the Employees, the Pages or the other Assets arising from any event prior to the date of this Agreement (the "Excluded Liabilities"), except as specifically listed on Exhibit
                                                                         -------
C (the "Assumed Liabilities").  For the avoidance of doubt, and without limiting
-
the foregoing, any liabilities retained by the Seller in connection with the Seller's prior purchase of any of the Assets, any future payment obligations related to such prior purchases by the Seller and any liabilities with respect to WARN Act and any other employee related obligations with respect to employees of the Seller (other than the Employees as of post-Closing) shall be Excluded Liabilities.

     (e) To the extent that the assignment of any contract shall require the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof, but Seller and Purchaser agree to use all commercially reasonable efforts to obtain the written consent of the other parties to the assignment of all such contracts (it being understood and agreed that neither Seller nor Purchaser shall be required to make any payment to obtain any such consent), and if any such consent is not obtained, Seller and Purchaser shall cooperate in any arrangement reasonably acceptable to both Seller and Purchaser designed to provide to Purchaser substantially similar benefits, subject to the assumption by Purchaser of substantially similar obligations and liabilities of Seller, under any such arrangement.

2.  Proprietary Rights.
    ------------------

     The Seller acknowledges and agrees that nothing contained in this Agreement shall cause the Seller to acquire any right, title, or interest in or to any copyrights, trademarks, service marks, trade secrets, patents or other intellectual property rights of Purchaser, or to acquire or retain any rights to the Pages or the other Assets whether originated before or after the date hereof other than as set forth in the agreements contemplated herein; provided,
                                                               --------
however, that Purchaser shall license to the Seller the postal mailing lists and
-------
provide text or html ads in e-mail newsletters related to the Pages for one year and the Seller shall be entitled to use (without cost to Purchaser) such lists and ads solely to promote its career services business on four separate occasions.

3.  Representations and Warranties of Seller.
    ----------------------------------------

     The Seller represents and warrants that:

     (a) it is the sole owner of the Assets and that it has the full legal right, power and authority to enter in this Agreement and sell the Assets;

     (b) it has full legal capacity to enter into this Agreement; and that the execution and performance of this Agreement by the Seller will not infringe upon any rights of any person or entity nor violate any other agreement or contract to which the Seller is a party;

     (c) this Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller, in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

     (d) to the best of Seller's Knowledge, the Seller has received no notice that the Pages infringe upon the intellectual property rights of any other party;

     (e) to the best of Seller's Knowledge, the Assets are free and clear of all liens, encumbrances, security interests, restrictions or claims of any kind or nature; and

     (f) there is no action, suit, proceeding or investigation (i) pending with respect to the Pages or the other Assets for which the Seller has received notice or (ii) to the best of the Seller's Knowledge, threatened which could reasonably be expected to have a material adverse effect on the business, operations, earnings, ownership or condition (financial or otherwise) of the Pages or the other Assets taken as a whole (a "Material Adverse Effect").

4.  Representations and Warranties of Purchaser.
    -------------------------------------------

     Purchaser represents and warrants that:

     (a) it has full legal capacity to enter into this Agreement; and that the execution and performance of this Agreement by Purchaser will not infringe upon any rights of any person or entity nor violate any other agreement or contract to which Purchaser is a party;

     (b) this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser, in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and

     (c) notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that it has examined the Assets, that, other than as expressly set forth in Article 3 hereof, no other representation or warranty of any nature has been made by the Seller regarding the Assets and that all property being conveyed, directly or indirectly, to Purchaser pursuant to this Agreement is being conveyed "as is". The Seller expressly disclaims any representations or warranties regarding the Assets other than as set forth in
Article 3 hereof.

5.  Purchase Price and Other Consideration.
    --------------------------------------

     Upon the terms and subject to the conditions set forth in this Agreement,
(a) Purchaser agrees to pay the Seller, on the Closing Date, an amount (the "Purchase Price") equal to five hundred thousand dollars ($500,000) by wire transfer to the following account: Mellon Bank Pittsburgh, Routing #043000261, for credit to Merrill Lynch House Account _________ for further credit to EarthWeb Inc. Account __________; (b) Purchaser agrees to promote the Career Channel (as defined below) or the Seller's career services Web sites (as determined by the Seller in its sole discretion) for three years from the date hereof with 3,000,000 ad impressions per month on Purchaser's network of Web sites and related Internet media properties and (c) each of the Seller and Purchaser agree to execute and deliver on the Closing Date a transition services agreement with respect to the Assets (the "Transition Services Agreement") on the terms set forth in Exhibit F.
                       ---------

6.  Employment Obligations.
    ----------------------

     As of the Closing Date, Purchaser or one or more of its affiliates shall have offered employment to each employee set forth on Exhibit G hereto (each an
                                                      ---------
"Employee") on terms and conditions (including, but not limited to, salary, commissions and bonus) which are substantially comparable in the aggregate to the terms and conditions of their employment by the Seller, such employment to commence on the Closing Date, subject to acceptance of such employment by the Employee. Terms and conditions with respect to options and benefits shall be substantially comparable to those terms and conditions with respect to options and benefits for an employee of Purchaser in a substantially similar position with substantially similar experience and compensation as such Employee. In the event that an Employee is terminated without reasonable cause by Purchaser during the three month period immediately following the date hereof, Purchaser shall pay such Employee severance on the terms set forth on Exhibit H hereto. Notwithstanding anything to the contrary
                   ---------
contained herein, nothing in this Agreement shall give any Employee the right to be retained in the service of Purchaser or any subsidiary or affiliate of Purchaser for a specific period of time, or restrict or otherwise inhibit in any way Purchaser's (or such subsidiary's or affiliate's) right to terminate the employment of any Employee, with or without cause, after the date hereof. As of the date hereof and as of the Closing Date, Purchaser shall have no present intention to terminate the Employees.

7.  Landlord Consent.
    ----------------

     Each of the Seller and Purchaser agree to use their commercially reasonable efforts to obtain all third-party consents required to sublease the 32nd floor at 3 Park Avenue, New York, NY from the Seller to Purchaser; provided, however,
                                                             --------  -------
that neither party shall be required to incur any unreimbursed cost in order to comply with this Section 7.

8.  Indemnity.
    ---------

     The Seller agrees to fully defend, indemnify and hold Purchaser and its parent, subsidiaries, officers, directors, employees and affiliates harmless from, and against, any and all costs, damages, expenses, liabilities and other claims, including attorneys' fees and court costs arising from or attributable to the Excluded Liabilities.

9.  Ancillary Agreements.
    --------------------

     (a) The Seller and Purchaser shall use their respective best efforts to enter into a binding term sheet by December 29, 2000 with respect to a career channel service agreement with a term of eighteen (18) months from the date of execution of the definitive written agreement (the "Career Channel Service Agreement") to be entered into pursuant to the binding term sheet on terms reasonably acceptable to each of the Seller and Purchaser whereby Purchaser shall create and operate a career channel, treated like the other 14 channels of its U.S. network of Web sites, focused on Internet and information technology careers (the "Career Channel"). Pursuant to the terms of the Career Channel Service Agreement, the Seller's dice.com Web site shall be the exclusive on-line job site sponsor for the Career Channel and for all the industry and geographical job sites throughout the U.S. internet.com network and exclusive career services commerce partner of internet.com. Notwithstanding the foregoing, Purchaser shall be entitled to sell advertising to non-career service companies or Web sites on the Career Channel and advertising to career service companies or Web sites on the other areas of Purchaser's network of Web sites excluding other dedicated career areas sponsored by dice.com. The Career Channel Service Agreement shall also require Purchaser to provide to the main Career Channel page a minimum of * page views per month (as calculated by Purchaser's server logs) and the Seller shall pay * for each page view received in excess of * provided that Seller shall pay Purchaser at least
                        --------
* per month and no more than * per month; and provided, further, that in
                                              --------  -------
the event Purchaser provides fewer than * page views in any month, the Seller shall receive a credit for the number of under-delivered page views, in the

----------------------
* Information omitted pursuant to a request for confidential treatment. The omitted information has been filed separately with the Secretary of the SEC.

immediately subsequent month for such shortfall. Purchaser shall host the main Career Channel page which shall be directly linked to the online job site hosted by the Seller but with the look and feel of Purchaser's Web site.

     (b) Seller and Purchaser shall enter into a content license agreement for a term of three years, pursuant to which Purchaser shall grant a fully-paid up, royalty-free license to the Seller to display, publish, distribute, transmit, post and reproduce (collectively, "Display") Purchaser's content and service offerings solely with respect to the Datamation Web site and solely for publication on Seller's career services Web sites; provided, however, that Seller shall not be entitled to Display more than twelve (12) articles per month, and the Seller shall provide brand attribution and links to Purchaser's Web site on all pages Displaying such content. In addition, pursuant to such content license agreement, Seller shall be entitled to Display selected tutorials on Seller's career services Web sites, such tutorials and Display rights to be mutually agreed in good faith between the parties hereto. Seller shall have no right to sublicense its rights or obligations under such content license agreement or to alter any content Displayed by Seller pursuant to such content license agreement; provided that dice.com's navigation and interface shall be permitted to be displayed on Seller's career services Web sites.

10.  Additional Covenants.
     --------------------

     (a) At the Closing, the Seller shall deliver, or cause to be delivered, the following:

          (i) a certificate of an officer of the Seller certifying that (A) the representations and warranties of the Seller are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by Purchaser, (B) the Seller has performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by the Seller prior to or at the Closing Date and (C) as of the Closing Date there has been no event, change or circumstance that has resulted in a Material Adverse Effect since the date hereof;

          (ii) a certificate of the Secretary of the Seller attesting to the incumbency of the Seller's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the authenticity and continuing validity of the Seller's certificate of incorporation and by-laws;

          (iii) a certificate of the Secretary of State of Delaware as to the legal existence and good standing of the Seller in the State of Delaware;

          (iv)  trademark assignments, in the form of Exhibit E attached hereto,
                                                      ---------
     with respect to the trademarks set forth on Exhibit B, executed by the
                                                 ---------
     Seller;

          (v) a bill of sale, in form and substance reasonably accepted to Purchaser, with respect to the Assets executed by the Seller;

          (vi) an assignment and assumption agreement, in form and substance reasonably acceptable to Purchaser, with respect to the Assumed Liabilities executed by the Seller;

          (vii) InterNIC Registrant Name Change Agreement forms for each of the Domain Names set forth in Exhibit I in form and substance reasonably
                               ---------
     acceptable to Purchaser signed by the Seller;

          (viii) letters from the Seller and addressed to each list company authorizing the transfer of certain lists and assets to Purchaser, substantially in the form attached as Exhibit J; and
                                           ---------

          (ix)  office email and telephone information of each Employee.

     (b) During the period from the date hereof to the Closing Date, except as expressly permitted or contemplated by this Agreement and other than in respect of the Excluded Assets, the Seller shall conduct its operations with respect to the Assets in all material respects in the ordinary course of business consistent with past practices; provided, however, that the Seller shall change
                                --------  -------
the passwords with respect to the Web Sites and their underlying servers and editorial interfaces pursuant to Purchaser's instructions on the date hereof;

     (c) In the event Purchaser's payments under the Sysopt.com earn-out obligations exceed $200,000.00 in any single year, the Seller shall purchase advertising on Purchaser's network of Web sites and related Internet media properties, on Purchaser's standard terms and conditions, in an amount equal to such excess payments over a period of 12 months from the date the relevant earnout is paid;

     (d) Seller shall use commercially reasonable efforts to preserve and keep the records held by the Seller relating to the Assets and shall make such records available to Purchaser to the extent (i) required to complete the financial audit of Purchaser with respect to the year ended December 31, 2000 and (ii) for such period of time as may be required by law, it being understood that Purchaser shall reimburse the Seller for all out of pocket expenses incurred with such access and any expenses with respect to Purchaser's financial audit are the obligations of Purchaser;

     (e) Upon request, the Seller shall complete one mailing in a timely manner to the Employees with respect to Purchaser's offer of employment pursuant to the terms of this Agreement; and

     (f) At the Closing, Purchaser shall deliver, or cause to be delivered, the following:

          (i) a certificate of an officer of Purchaser certifying that (A) the representations and warranties of Purchaser are true and correct in all material respects on and as of the Closing Date as through such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Seller and (B) Purchaser has performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this

     Agreement to be performed or complied with by Purchaser prior to or at the Closing Date;

          (ii) a certificate of the Secretary of Purchaser attesting to the incumbency of Purchaser's officers, and the authenticity and continuing validity of Purchaser's certificate of incorporation and by-laws;

          (iii) a certificate of the Secretary of State of Delaware as to the legal existence and good standing of Purchaser in the State of Delaware; and

          (iv) an assignment and assumption agreement, in form and substance reasonably acceptable to the Seller, with respect to the Assumed Liabilities executed by Purchaser.

11.  Survival of Representations.
     ---------------------------

     The respective representations and warranties of the Seller and Purchaser contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement until the day which is six months following the Closing Date and shall thereafter cease to be of any force and effect.

12.  Jurisdiction.
     ------------

     The Seller and Purchaser hereby submit to the jurisdiction of the State and Federal courts located within the State of New York for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The Seller and the Purchaser irrevocably waive, to the fullest extent permitted by law, any objection which he/it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Seller and Purchaser hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in the preamble to this Agreement.

13.  Notices.
     -------

     All notices required or permitted to be given under this Agreement must be in writing, and will be deemed given on the date of receipt if delivered in person, or on the date of mailing if mailed by overnight courier or registered or certified mail, postage prepaid, return receipt requested, to the applicable party at its address indicated on the first page of this Agreement. Either party may change its address for purposes of this Agreement by giving fifteen
(15) days' prior written notice of such change of address to the other party in the manner described in this Section.

14.  Expenses.
     --------

     The parties hereto shall pay all of their own expenses relating to the transaction contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, it being understood that the Seller shall pay the fees and expenses of Robertson Stephens and shall indemnify Purchaser with respect thereto.

15.  Governing Law.
     -------------

     The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York, without regard to any applicable principles of conflicts of law.

16.  Binding Effect; Assignment.
     --------------------------

     Neither party shall assign any of its rights, or delegate any of its obligations under this Agreement to any third party without the consent of the other party except that Purchaser may assign this Agreement, without consent, to any acquirer of at least a majority of Purchaser's assets or capital stock.
This Agreement is binding upon, and shall inure solely to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement, other than Section 6, is not intended to benefit, and shall not be construed as benefiting, any third party, and no third party shall have standing to enforce any provision of this Agreement.

17.  Modification.
     ------------

     No purported modification, amendment or waiver of any term of this Agreement shall be effective unless it is in writing, subsequent to this Agreement and signed by both parties hereto.

18.  Confidentiality.
     ---------------

     The terms of this Agreement shall be considered "Confidential Information" for purposes of the confidentiality agreement dated as of November 6, 2000, by and between the Seller and Purchaser (the "Confidentiality Agreement"). Notwithstanding anything contained herein or in the Confidentiality Agreement to the contrary and except as otherwise required by law, (a) neither party hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other party hereto to the contents and manner of presentation and publication thereof and (b) neither party shall disclose the financial terms set forth in this Agreement.

19.  Counterpart.
     -----------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. Facsimile copies shall also be deemed originals.

20.  Severability.
     ------------

     The parties agree that the provisions of this Agreement are severable and separate and that the unenforceability of any specific provision or part of any provision shall not affect the validity of any other provision or term of this Agreement.

21.  Entire Agreement.
     ----------------

     This Agreement constitutes the entire agreement of Purchaser and the Seller with respect to the subject matter hereof and supersedes any and all prior and contemporaneous understandings or agreements, whether oral or written, concerning such subject matter; provided, however, that the Confidentiality
                                --------  -------
Agreement shall remain in full force and effect. Each party acknowledges that it enters into this Agreement without relying on any statement by the other party which is not specifically set forth in this Agreement.

22.  Knowledge Definition.
     --------------------

     "Knowledge" with respect to the Seller shall mean the actual knowledge of any of Jack Hidary, Murray Hidary, Michael Durney, Norm Lorentz and Brian Campbell.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

internet.com Corporation ("Purchaser")      EARTHWEB INC.  ("Seller")

By:                                         By:
   -------------------------------             -------------------------------

Title:                                      Title:
      ----------------------------                ----------------------------

Printed Name:                               Printed Name:
             ---------------------                       ---------------------

Date:                                       Date:
     -----------------------------               -----------------------------